                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of
Univec, Inc. and Subsidiary on Form S-3 (File No. 333-    ) of our report, which
includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 18, 1998, on our audits of the consolidated financial statements of Univec, Inc. and Subsidiary as of December 31, 1997 and for the years ended December 31, 1997 and 1996 which report is incorporated by reference in this annual report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."




                                         s/ PricewaterhouseCoopers LLP
                                         ------------------------------------
                                            PricewaterhouseCoopers LLP



Melville, New York
August 17, 1998